UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 25, 2017

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

     240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

     240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

New Ulm Telecom, Inc.’s (“NU Telecom”) Annual Meeting of Shareholders was held on May 25, 2017. Proxies representing 3,882,891 shares, or 75.43% of the 5,147,397 outstanding shares entitled to vote were present at the Annual Meeting, which constituted a quorum. The shareholder voting results for the election of two directors, the ratification of the appointment of NU Telecom’s independent registered public accounting firm, and the approval of the New Ulm Telecom, Inc. 2017 Omnibus Stock Plan are presented as follows:

Proposal 1. The following two directors were elected to serve until the 2020 Annual Meeting and until the election and qualification of their respective successors, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

James J. Seifert	2,849,489	140,778	892,624
Colleen R. Skillings	2,827,998	162,269	892,624

Proposal 2. Shareholders ratified the appointment of Olsen, Thielen & Company, Ltd. as the Company’s  independent registered public accounting firm for the 2017 fiscal year, as follows:

Votes For	Votes Against	Abstentions

3,851,098	11,472	20,321

Proposal 3. Shareholders approved the New Ulm Telecom, Inc. 2017 Omnibus Stock Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,235,617	527,323	227,327	892,264

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2017	New Ulm Telecom, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
Its: Chief Financial Officer